Exhibit 99.1

ARROW ELECTRONICS, INC.
50 MARCUS DRIVE
MELVILLE, NEW YORK  11747
631-847-2000


                     ARROW ELECTRONICS NAMES MICHAEL J. LONG
                       PRESIDENT, ARROW GLOBAL COMPONENTS;
                 PHILIPPE COMBES NAMED PRESIDENT, ARROW EMEASA;
               GERMANO FANELLI TO BE NAMED CHAIRMAN, ARROW EMEASA;
                 VINCENT MELVIN NAMED CHIEF INFORMATION OFFICER


FOR IMMEDIATE RELEASE
---------------------

MELVILLE, N.Y. - September 18, 2006 - Arrow Electronics, Inc. (NYSE:ARW) today announced four changes to its leadership team. Effective immediately, Michael J. Long has been named president, Arrow Global Components. Mr. Long, with more than 25 years of experience in electronic components and computer products distribution, has previously served as president of the company's Enterprise Computing Solutions business and most recently, as president, North America and Asia/Pacific Components. "In his new global role, Mike will focus on building on and expanding our regional strengths to the benefit of our customers and suppliers throughout the world," said William E. Mitchell, chairman, president and chief executive officer of Arrow Electronics, Inc.

The company also announced that Philippe Combes has been named president of Arrow EMEASA's (Europe, Middle East, Africa and South America) components business, reporting to Mike Long. "We are delighted to welcome such a seasoned and experienced worldwide business leader to Arrow," said Mr. Mitchell. "Philippe's broad experience and knowledge of the components industry will enable us to further accelerate our strategies, driving Arrow EMEASA to the next level of success."

Most recently, Mr. Combes served as executive vice president of operations and financial services for Gemplus International, a $1.2 billion provider of solutions in smart cards, mobile telecommunications, telephony, banking, retail, pay-TV, transport, identity, healthcare, e-government and access control. Prior to joining Gemplus, Mr. Combes was chairman of LG-Philips Displays in Hong Kong and CEO of the Philips Electronics Display Components Business group. Mr. Combes holds a degree in engineering from the Ecole Nationale Superieure des Arts et Metiers in Paris, France.

Germano Fanelli has been named chairman of Arrow EMEASA, effective Oct. 1, 2006. "From the time Germano joined Arrow through the acquisition of Silverstar, he has been an instrumental leader within Arrow and has made significant contributions towards our goal to be the clear #1 components distributor in EMEASA," said Mr. Mitchell. "Since Germano became president of Arrow EMEASA, this region has significantly increased revenues and reached new levels of profitability and returns."

Arrow also announced the appointment of Vincent Melvin as vice president and chief information officer, effective immediately. "Vin brings significant experience establishing IT systems that are aligned with customer requirements," said Mr. Mitchell. "He is a valued addition to the Arrow senior leadership team."

Mr. Melvin joins Arrow with significant experience in the integration of enterprise systems and global IT operations. Most recently, he was executive vice president and CIO of Sanmina-SCI, Inc. (SSCI), a leading EMS (electronics manufacturing services) provider formed through the merger of Sanmina and SCI. Prior to joining SSCI in 2000, Mr. Melvin was director, Information Systems, at Solectron Technology where he was responsible for all IT services and operations at the company's Eastern U.S. facilities. Mr. Melvin holds a Bachelor of Science degree in physics from Trinity College and a Master of Science degree in industrial administration from Carnegie Mellon University.

Arrow Electronics (www.arrow.com) is a major global provider of products, services and solutions to industrial and commercial users of electronic components and computer products. Headquartered in Melville, N.Y., Arrow serves as a supply channel partner for nearly 600 suppliers and more than 130,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of over 270 locations in 53 countries and territories.


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Contacts:                  Ira M. Birns
                           631-847-1657
                           Vice President and Treasurer

                           Paul J. Reilly
                           Senior Vice President and Chief Financial Officer 631-847-1872

Media Contact:             Jacqueline F. Strayer
                           Vice President, Corporate Communications
                           631-847-2101